Pilgrim’s Pride Reports Third Quarter 2021 Results with Strong Growth in Sales and Adjusted EBITDA

GREELEY, Colo., October 27, 2021 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its third quarter 2021 financial results.

Third Quarter Highlights
•Net Sales of $3.83 billion, up 24% from prior year.
•Consolidated GAAP Operating Income margin of 3.2% with GAAP Operating Income margins of 2.9% in U.S., 11.5% in Mexico and marginally positive in Europe. Adjusted U.S. Operating Income margin of 8.2%.
•GAAP Net Income of $60.8 million. Adjusted Net Income of $162.5 million or adjusted EPS of $0.67.
•Adjusted EBITDA of $346.9 million, or a 9.1% margin, 13.7% higher than a year ago.
•Our portfolio continued to perform well, as demand in the U.S. continues its recovery. Our foodservice business improved year-over-year, achieving levels higher than pre-pandemic, while Retail volumes remained strong. Our margins continued to improve, especially on the Commodity large bird deboning operation, despite higher input and operating costs and less than optimal mix due to the significant ongoing labor shortages.
•Mexico continued to perform well and grow its sales of branded products, while following the normal seasonality of the business.
•Our combined European business was significantly impacted by inflationary cost pressures on inputs, utility and freight costs and increasing labor shortages; along with lower pig pricing in the region. The business overcame significant supply chain challenges to continue to support our Key Customers in the U.K.
•On September 24, we closed on the acquisition of the Kerry Consumer Foods’ Meats and Meals business in the U.K. and Ireland. The business will be known as Pilgrim’s Food Masters and will add differentiated, value added protein and integrated prepared foods to our portfolio, anchored by leading brands.
•Recorded an aggregate legal contingency accrual of $126 million in the quarter.
•Our liquidity position remains strong with an Adjusted EBITDA net leverage ratio at 2.2x following both the issuance of $900 million in aggregate principal amount of 3.50% Senior Notes due 2032 and increasing and extending our U.S. credit facility during the third quarter.

(Unaudited)	Three Months Ended				Nine Months Ended
	September 26, 2021	September 27, 2020	Y/Y Change		September 26, 2021	September 27, 2020	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,827.6	$3,075.1	+24.5%		$10,738.7	$8,974.1	+19.7%
U.S. GAAP EPS	$0.25	$0.14	+78.6%		$(0.02)	$0.38	-105.3%
Operating income	$120.8	$94.3	+28.1%		$156.1	$206.0	-24.2%
Adjusted EBITDA(1)	$346.9	$305.0	+13.7%		$972.4	$582.7	+66.9%
Adjusted EBITDA margin(1)	9.1%	9.9%	-0.8	pts	9.1%	6.5%	+2.6	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“On the strength of our product portfolio, we performed well in the third quarter with adjusted EBITDA up substantially over the third quarter of 2020 and the more normalized results of Q3 2019, despite the ongoing challenges brought on by the COVID pandemic,” said Fabio Sandri, Chief Executive Officer of Pilgrim’s.

“Labor shortages continue to be our most pressing issue,” Sandri said. “I’m extremely proud of the Pilgrim’s team members who work hard every day to ensure our customers and consumers receive the high-quality foods they expect from us. Staffing challenges, however, have hindered our ability to achieve the ideal product mix with efficient processes. We will continue to make adjustments on a plant by plant basis to improve staffing levels and optimize our mix.”

“In our U.S. business, demand and pricing have been robust, driven by ongoing high levels of demand at retail and the continued recovery in commercial foodservice. Prepared Foods volume was up 7% overall and 16% in the consumer channel as we purposefully grow our Pilgrim’s® and Just Bare® brands at retail in response to the continued growth in interest in our brands in that segment.”

“In the third quarter in Mexico, our business continued to perform well, and grain pricing began to moderate as we come off of the seasonally strong summer months and head into fall.

“Moy Park and Pilgrim’s U.K. both faced shortages of labor and truck drivers as E.U. workers left the U.K. following Brexit. In addition, rising fuel costs put pressure on both these businesses. Our portfolio in the region was complemented with the introduction of Pilgrim’s Food Masters, and we look forward to partnering with our Key Customers with our portfolio of prepared products and iconic brands.

“Overall, I am extremely pleased with our team members and the execution of our strategy, often under difficult circumstances. We are committed to being the best and most respected company in our industry, and we will continue to perform to the best of our ability to serve Key Customers.”
Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 28, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc211028.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

About Pilgrim’s Pride

Pilgrim’s employs approximately 58,900 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Julie Kegley - Financial Profiles
Investor Relations
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 26, 2021	December 27, 2020
	(In thousands)
Cash and cash equivalents	$511,084	$547,624
Restricted cash and cash equivalents	54,111	782
Trade accounts and other receivables, less allowance for doubtful accounts	889,586	741,992
Accounts receivable from related parties	1,330	1,084
Inventories	1,556,821	1,358,793
Income taxes receivable	51,619	69,397
Prepaid expenses and other current assets	177,156	183,039
Total current assets	3,241,707	2,902,711
Deferred tax assets	5,465	5,471
Other long-lived assets	26,190	24,780
Operating lease assets, net	300,476	288,886
Identified intangible assets, net	1,028,664	589,913
Goodwill	1,381,872	1,005,245
Property, plant and equipment, net	2,848,469	2,657,491
Total assets	$8,832,843	$7,474,497

Accounts payable	$1,176,866	$1,028,710
Accounts payable to related parties	6,594	9,650
Revenue contract liabilities	20,564	65,918
Accrued expenses and other current liabilities	999,014	807,847
Income taxes payable	48,006	—
Current maturities of long-term debt	19,885	25,455
Total current liabilities	2,270,929	1,937,580
Noncurrent operating lease liability, less current maturities	223,071	217,432
Long-term debt, less current maturities	3,195,866	2,255,546
Deferred tax liabilities	418,430	339,831
Other long-term liabilities	108,164	148,761
Total liabilities	6,216,460	4,899,150
Common stock	2,614	2,612
Treasury stock	(345,134)	(345,134)
Additional paid-in capital	1,962,750	1,954,334
Retained earnings	966,815	972,569
Accumulated other comprehensive income (loss)	17,198	(20,620)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,604,243	2,563,761
Noncontrolling interest	12,140	11,586
Total stockholders’ equity	2,616,383	2,575,347
Total liabilities and stockholders’ equity	$8,832,843	$7,474,497

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands, except per share data)
Net sales	$3,827,566	$3,075,121	$10,738,689	$8,974,072
Cost of sales	3,455,723	2,761,279	9,725,362	8,363,272
Gross profit	371,843	313,842	1,013,327	610,800
Selling, general and administrative expense	251,066	219,554	857,217	404,837
Operating income	120,777	94,288	156,110	205,963
Interest expense, net of capitalized interest	29,833	30,564	110,818	95,575
Interest income	(1,244)	(1,763)	(4,452)	(4,611)
Foreign currency transaction loss (gain)	2,359	9,092	9,018	(3,768)
Miscellaneous, net	(1,391)	360	(10,005)	(33,873)
Income before income taxes	91,220	56,035	50,731	152,640
Income tax expense	30,385	22,344	55,931	57,900
Net income (loss)	60,835	33,691	(5,200)	94,740
Less: Net income attributable to noncontrolling interests	110	245	554	62
Net income (loss) attributable to Pilgrim’s Pride Corporation	$60,725	$33,446	$(5,754)	$94,678

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	243,675	244,186	243,643	246,740
Effect of dilutive common stock equivalents	520	190	—	158
Diluted	244,195	244,376	243,643	246,898

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.25	$0.14	$(0.02)	$0.38
Diluted	$0.25	$0.14	$(0.02)	$0.38

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 26, 2021	September 27, 2020
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(5,200)	$94,740
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	274,336	248,641
Deferred income tax expense (benefit)	(26,436)	37,739
Loss on early extinguishment of debt recognized as a component of interest expense	24,654	—
Stock-based compensation	8,418	(1,291)
Loan cost amortization	3,762	3,635
Gain on property disposals	(3,605)	(8,009)
Accretion of discount related to Senior Notes	1,104	737
Amortization of premium related to Senior Notes	(167)	(501)
Loss (gain) on equity-method investments	(12)	297
Negative adjustment to previously recognized gain on bargain purchase	—	3,746
Changes in operating assets and liabilities:
Trade accounts and other receivables	(138,948)	44,615
Inventories	(149,653)	41,292
Prepaid expenses and other current assets	13,718	(29,290)
Accounts payable, accrued expenses and other current liabilities	274,932	93,114
Income taxes	66,413	(30,868)
Long-term pension and other postretirement obligations	(13,491)	(823)
Other operating assets and liabilities	(2,330)	10,561
Cash provided by operating activities	327,495	508,335
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(280,820)	(242,603)
Proceeds from property disposals	22,896	21,715
Purchase of acquired business, net of cash acquired	(953,947)	(4,216)
Cash used in investing activities	(1,211,871)	(225,104)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	2,951,707	386,696
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(2,005,960)	(56,763)
Payments on early extinguishment of debt	(21,258)	—
Payments of capitalized loan costs	(22,293)	—
Payment of equity distribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim’s Pride Corporation	(650)	—
Purchase of common stock under share repurchase program	—	(107,806)
Cash provided by financing activities	901,546	222,127
Effect of exchange rate changes on cash and cash equivalents	(381)	(799)
Increase in cash, cash equivalents and restricted cash	16,789	504,559
Cash, cash equivalents and restricted cash, beginning of period	548,406	280,577
Cash, cash equivalents and restricted cash, end of period	$565,195	$785,136

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) transaction costs related to business acquisitions, (3) costs related to the DOJ agreement and litigation settlements, (4) Hometown Strong initiative expenses, (5) negative adjustment to previously recognized gain on bargain purchase, (6) shareholder litigation settlement, (7) deconsolidation of subsidiary and (8) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands)
Net income (loss)	$60,835	$33,691	$(5,200)	$94,740
Add:
Interest expense, net(a)	28,589	28,801	106,366	90,964
Income tax expense	30,385	22,344	55,931	57,900
Depreciation and amortization	92,076	84,265	274,336	248,641
EBITDA	211,885	169,101	431,433	492,245
Add:
Foreign currency transaction loss (gain)(b)	2,359	9,092	9,018	(3,768)
Transaction costs related to acquisitions(c)	6,773	—	9,318	134
DOJ agreement and litigation settlements(d)	126,000	110,524	524,285	110,524
Hometown Strong commitment(e)	—	14,506	—	14,506
Minus:
Negative adjustment to previously recognized gain on bargain purchase(f)	—	(2,006)	—	(3,746)
Shareholder litigation settlement(g)	—	—	—	34,643
Deconsolidation of subsidiary(h)	—	—	1,131	—
Net income attributable to noncontrolling interest	110	245	554	62
Adjusted EBITDA	$346,907	$304,984	$972,369	$582,682
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction loss (gain) in the Condensed Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110,524,140. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. For the nine months ended September 26, 2021, Pilgrims has settled and paid a total of $214.4 million for litigation settlements and expensed a total of $524.3 million.
(e)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges.
(f)The gain on bargain purchase was recognized as a result of the PPL acquisition in October 2019. The amount shown above represents a working capital adjustment to the previously recorded gain on bargain purchase.
(g)Shareholder litigation settlement is income received as a result of a settlement in the first quarter of 2020.
(h)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the twelve months ended September 26, 2021 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 27, 2020 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 27, 2020 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 26, 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	December 27, 2020	March 28, 2021	June 27, 2021	September 26, 2021	September 26, 2021
	(In thousands)
Net income (loss)	$330	$100,468	$(166,503)	$60,835	$(4,870)
Add:
Interest expense, net	27,849	27,968	49,809	28,589	134,215
Income tax expense (benefit)	8,855	35,358	(9,812)	30,385	64,786
Depreciation and amortization	88,463	86,532	95,728	92,076	362,799
EBITDA	125,497	250,326	(30,778)	211,885	556,930
Add:
Foreign currency transaction losses	4,528	2,514	4,145	2,359	13,546
Transaction costs related to acquisitions	—	—	2,545	6,773	9,318
DOJ agreement and litigation settlements	75,000	2,399	395,886	126,000	599,285
Restructuring charges	123	—	—	—	123
Hometown Strong commitment	494	—	—	—	494
Minus:
Deconsolidation of subsidiary	—	1,131	—	—	1,131
Net income attributable to noncontrolling interest	251	260	184	110	805
Adjusted EBITDA	$205,391	$253,848	$371,614	$346,907	$1,177,760

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands)
Net income (loss)	$60,835	$33,691	$(5,200)	$94,740	1.59%	1.10%	(0.05)%	1.06%
Add:
Interest expense, net	28,589	28,801	106,366	90,964	0.75%	0.94%	0.99%	1.01%
Income tax expense	30,385	22,344	55,931	57,900	0.79%	0.73%	0.52%	0.65%
Depreciation and amortization	92,076	84,265	274,336	248,641	2.40%	2.74%	2.55%	2.77%
EBITDA	211,885	169,101	431,433	492,245	5.53%	5.51%	4.01%	5.49%
Add:
Foreign currency transaction losses (gains)	2,359	9,092	9,018	(3,768)	0.06%	0.29%	0.08%	(0.04)%
Transaction costs related to business acquisitions	6,773	—	9,318	134	0.18%	—%	0.09%	—%
DOJ agreement and litigation settlements	126,000	110,524	524,285	110,524	3.29%	3.59%	4.88%	1.23%
Restructuring activity	—	—	—	—	—	—%	—%	—%
Hometown Strong commitment	—	14,506	—	14,506	—%	0.47%	—%	0.16%
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	(2,006)	—	(3,746)	—%	(0.07)%	—%	(0.04)%
Shareholder litigation settlement	—	—	—	34,643	—%	—%	—%	0.39%
Deconsolidation of subsidiary	—	—	1,131	—	—%	—%	0.01%	—%
Net income attributable to noncontrolling interest	110	245	554	62	—%	0.01%	0.01%	—%
Adjusted EBITDA	$346,907	$304,984	$972,369	$582,682	9.06%	9.92%	9.04%	6.49%

Net sales	$3,827,566	$3,075,121	$10,738,689	$8,974,072	$3,827,566	$3,075,121	$10,738,689	$8,974,072

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands)
GAAP operating income (loss) (U.S. operations)	$70,666	$2,451	$(85,380)	$126,951
Transaction costs related to acquisitions	6,773	—	9,318	—
DOJ agreement and litigation settlements	126,000	110,524	524,285	110,524
Hometown Strong commitment	—	14,506	—	14,506
Adjusted operating income (U.S. operations)	$203,439	$127,481	$448,223	$251,981
Adjusted operating income margin (U.S. operations)	8.2%	6.7%	6.7%	4.5%

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In percent)
GAAP operating income (loss) margin (U.S. operations)	2.9%	0.1%	(1.3)%	2.2%
Transaction costs related to acquisitions	0.2%	—%	0.1%	—%
DOJ agreement and litigation settlements	5.1%	5.8%	7.9%	2.0%
Hometown Strong commitment	—%	0.8%	—%	0.3%
Adjusted operating income margin (U.S. operations)	8.2%	6.7%	6.7%	4.5%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$60,725	$33,446	$(5,754)	$94,678
Add:
Foreign currency transaction losses (gains)	2,359	9,092	9,018	(3,768)
Transaction costs related to acquisitions	6,773	—	9,318	134
DOJ agreement and litigation settlements	126,000	110,524	524,285	110,524
Hometown Strong commitment	—	14,506	—	14,506
Loss on early extinguishment of debt recognized as a component of interest expense	400	—	24,654	—
Minus:
Deconsolidation of subsidiary	—	—	1,131	—
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	196,257	167,568	560,390	216,074
Net tax impact of adjustments(a)	(33,761)	(5,916)	(141,026)	(9,158)
Adjusted net income attributable to Pilgrim's	$162,496	$161,652	$419,364	$206,916
Weighted average diluted shares of common stock outstanding	244,195	244,376	243,643	246,898
Adjusted net income attributable to Pilgrim's per common diluted share	$0.67	$0.66	$1.72	$0.84
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands, except per share data)
GAAP EPS	$0.25	$0.14	$(0.02)	$0.38
Add:
Foreign currency transaction losses (gains)	0.01	0.04	0.04	(0.02)
Transaction costs related to acquisitions	0.03	—	0.04	—
DOJ agreement and litigation settlements	0.52	0.45	2.15	0.45
Hometown Strong commitment	—	0.06	—	0.06
Loss on early extinguishment of debt recognized as a component of interest expense	—	—	0.10	—
Minus:
Deconsolidation of subsidiary	—	—	—	—
Adjusted EPS before tax impact of adjustments	0.81	0.69	2.31	0.87
Net tax impact of adjustments(a)	(0.14)	(0.02)	(0.59)	(0.03)
Adjusted EPS	$0.67	$0.66	$1.72	$0.84

Weighted average diluted shares of common stock outstanding	244,195	244,376	243,643	246,898
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,466,850	$1,894,222	$6,714,879	$5,619,791
U.K. and Europe	930,440	845,677	2,721,019	2,425,140
Mexico	430,276	335,222	1,302,791	929,141
Total net sales	$3,827,566	$3,075,121	$10,738,689	$8,974,072

Sources of cost of sales by geographic region of origin:
U.S.	$2,188,822	$1,711,089	$6,063,644	$5,210,534
U.K. and Europe	898,116	785,347	2,600,842	2,256,034
Mexico	368,799	265,078	1,060,918	897,163
Elimination	(14)	(235)	(42)	(459)
Total cost of sales	$3,455,723	$2,761,279	$9,725,362	$8,363,272

Sources of gross profit by geographic region of origin:
U.S.	$278,028	$183,133	$651,235	$409,257
U.K. and Europe	32,324	60,330	120,177	169,106
Mexico	61,477	70,144	241,873	31,978
Elimination	14	235	42	459
Total gross profit	$371,843	$313,842	$1,013,327	$610,800

Sources of operating income (loss) by geographic region of origin:
U.S.	$70,666	$2,451	$(85,380)	$126,951
U.K. and Europe	445	29,949	32,771	76,324
Mexico	49,652	61,653	208,677	2,229
Elimination	14	235	42	459
Total operating income	$120,777	$94,288	$156,110	$205,963